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Exhibit 4

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 7, 2003


                           INAMCO INTERNATIONAL CORP.

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          (Exact name of registrant as specified in its charter)

    Delaware                    1-15901                72-1359595
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(State or other               (Commission               (IRS Employer
jurisdiction of               File Number)         Identification No.)
Formation)



 801 Montrose Avenue, South Plainfield, NJ             07080
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(Address of principal executive offices)               (zip code)


     Registrant's telephone number, including area code (908) 754-4880
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     _____________________________________________________________
      (Former name or former address, if changes since last report)


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                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


     On September 1, 2002, Sobel & Co., LLP ("Sobel") was dismissed as the independent accountant from the Company. The reports of Sobel on the Company's financial statements for the fiscal year ending December 31, 1999 and/or any other subsequent interim period, contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company's Board of Directors and Audit Committee approved the dismissal of Sobel.

     During the two most recent fiscal years and any subsequent interim period preceding Sobel's dismissal, there were no disagreement(s) with Sobel on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Sobel, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     No "reportable events" (as defined in Item 304 (a) (1) (iv) of Regulation (S-B) occurred during the Company's two most recent fiscal years and any subsequent interim period, preceding the accounting firm of Sobel's dismissal.

     The Company has requested that Sobel furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Sobel agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1.

     The Company engaged Kahn Boyd Levychin, LLP ("KBL"), as its new independent accountants as of September 1, 2002. Prior to such date, the Company did not consult with KBL regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered by KBL on the Company's financial statements, or
(iii) any other matter that was the subject of a disagreement between the Company and its auditor (as defined in Item 304 (a) (1) (iv) of Regulation S-B and its related instructions) or a reportable event (as described in Item 304
(s) (1) (iv) of Regulation S-B).


                        FINANCIAL STATEMENTS AND EXHIBITS
                        ---------------------------------

     Letter dated              , from the accounting firm of Sobel & Co., LLP,
concerning the disclosure made in this Report on Form 8-K.



                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                           INAMCO INTERNATIONAL CORP.


                             By:  /s/ Varges George

                             Name:  Varges George
                             Title: President

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